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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                                               Percentage of       State of Incorporation
             Parent             Subsidiary                       Ownership              or Organization
             ------             ----------                     -------------       ----------------------

Hardin Bancorp, Inc.        Hardin Federal Savings Bank               100%                    Federal


Hardin Federal              Hardin Savings Service
Savings Bank                Corporation                               100%                    Missouri

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